Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2022 with respect to the consolidated financial statements of Ostin Technology Group Co., Ltd, for the years ended September 30, 2021 and 2020 in this Amendment No. 9 to Registration Statement on Form F-1 of Ostin Technology Group Co., Ltd and the related Prospectus of Ostin Technology Group Co., Ltd filed with the Securities and Exchange Commission.

TPS Thayer, LLC

Sugar Land, Texas

January 28, 2022